Exhibit 99.1

Qualstar Announces the Change in the Fiscal Year-end

Qualstar also Announces Further Reduction in Operating Expenses and the Departure of Daniel K. Jan

Westlake Village, CA (USA) January 4, 2016 – Qualstar® Corporation (Nasdaq: QBAK), a manufacturer of data storage solutions and high-efficiency power supplies, announced that its Board of Directors has approved a change in the Company's fiscal year-end to December 31 from June 30.  As a result of the change, the Company’s next fiscal year-end will be December 31, 2016. In addition, the Company will file a Transition Report on Form 10-K for the six month period ending December 31, 2015. This change in fiscal year-end from June 30 to December 31 is being made by the Company to better align the Company's financial reporting calendar with its customer base.

"We changed our fiscal year-end to be aligned with our customers and suppliers, most of which utilize a calendar fiscal year-end of December 31," said Steven N. Bronson, President and CEO of Qualstar.

As the Company begins the new year, management continues to reduce expenses and personnel to focus on profitability. As part of these changes, Daniel K. Jan, President, will be leaving the Company effective December 31, 2015 and Steven N. Bronson, CEO, assumes the additional title and responsibilities of President of Qualstar effective January 1, 2016.

Dan joined Qualstar in April 2014 to focus on providing customers with an expanded set of leading-edge storage archival solutions and to re-engineering operations, while maintaining excellent service world-wide that is Qualstar’s tradition. In addition, he played a key role in forging new OEM supplier relationships.

“Dan has been instrumental in broadening Qualstar’s storage product portfolio,” said Steven N. Bronson, CEO. He further added, “We were pleased to have Dan support Qualstar’s restructuring during the time he was here and wish him the best in his future endeavors.”

About Qualstar Corporation

Qualstar, founded in 1984, is a diversified electronics manufacturer specializing in data storage and power supplies. Qualstar is a leading provider of high-efficiency and high density power supplies marketed under the N2PowerTM brand, and of data storage systems marketed under the QualstarTM brand. Our N2Power power supply products  provide compact and efficient power conversion for a wide variety of industries and applications including, but not limited to telecom, networking, broadcast, industrial, lighting, gaming and test equipment. Our Qualstar data storage products are used to provide highly scalable and reliable solutions to store and retrieve very large quantities of electronic data. Qualstar’s products are known throughout the world for high quality and Simply ReliableTM designs that provide years of trouble-free service. More information is available at  www.qualstar.com  or  www.n2power.com  or by phone at 805-583-7744.

Cautionary Statement Concerning Forward-Looking Statements

Statements used in this press release that relate to future plans, events, financial results, prospects or performance are forward-looking statements as defined under the Private Securities Litigation Reform Act of 1995. These forward-looking statements are based upon the current expectations and beliefs of Qualstar's management and are subject to certain risks and uncertainties that could cause actual results to differ materially from those expressed or implied by such forward-looking statements. Notwithstanding changes that may occur with respect to matters relating to any forward looking statements, Qualstar does not expect to, and disclaims any obligation to, publicly update any forward-looking statements whether as a result of new information, future events or otherwise. Qualstar, however, reserves the right to update such statements or any portion thereof at any time for any reason. In particular, the following factors, among others, could cause actual or future results to differ materially from those suggested by the forward-looking statements: Qualstar’s ability to successfully execute on its strategic plan and meet its long-term financial goals; Qualstar’s ability to successfully implement and recognize cost savings; Qualstar’s ability to develop and commercialize new products; industry and customer adoption and acceptance of Qualstar’s new products; Qualstar’s ability to increase sales of its products; the rescheduling or cancellation of customer orders; unexpected shortages of critical components; unexpected product design or quality problems; adverse changes in market demand for Qualstar’s products; increased competition and pricing pressure on Qualstar’s products; and the risks related to actions of activist shareholders, including the amount of related costs.

For further information on these and other and other cautionary statements, please refer to the risk factors discussed in Qualstar’s filings with the U.S. Securities and Exchange Commission including, but not limited to, Qualstar’s Annual Report on Form 10-K for the fiscal year ended June 30, 2015, the “Management’s Discussion and Analysis of Financial Condition and Results of Operations” sections of such Form 10-K, and any subsequently filed reports. All of Qualstar’s filings are available without charge through the SEC’s website (www.sec.gov) or from Qualstar’s website (www.qualstar.com).

For more information, contact:

Steven N. Bronson
Chief Executive Officer
805.416.7004